Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$10,766,010
Unrealized Gain (Loss) on Market Value of Commodity Futures	495,570
Dividend Income	211,440
Interest Income	234,410
ETF Transaction Fees	6,650
Total Income (Loss)	$11,714,080

Expenses
General Partner Management Fees	$94,736
Professional Fees	17,040
Brokerage Commissions	14,201
Directors' Fees and Insurance	6,811
Total Expenses	$132,788
Net Income (Loss)	$11,581,292

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/26	$135,515,192
Additions (2,300,000 Shares)	76,035,891
Withdrawals (300,000 Shares)	(9,936,996)
Net Income (Loss)	11,581,292

Net Asset Value End of Month	$213,195,379
Net Asset Value Per Share (6,150,000 Shares)	$34.67

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596